Exhibit 5.1

Pillsbury Winthrop Shaw Pittman LLP
2300 N Street, NW | Washington, DC 20037-1122 | tel 202.663.8000 | fax 202.663.8007

July 22, 2009

Pacific Asia Petroleum, Inc.
250 East Hartsdale Ave., Suite 47
Hartsdale, New York 10530

Re:           Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as counsel for Pacific Asia Petroleum, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) of up to 6,000,000 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) that may be offered and sold from time to time pursuant to the Company’s 2009 Equity Incentive Plan (the “Plan”).

We have reviewed the Registration Statement and such other agreements, documents, records, certificates and other materials, and have reviewed and are familiar with such corporate proceedings and satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for this opinion (including the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated Bylaws of the Company and the resolutions of the Board of Directors of the Company adopted at meetings held on June 3, 2009 and July 21, 2009).  In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons.

On the basis of the foregoing and the assumptions set forth below, and subject to the other qualifications and limitations set forth herein, we are of the opinion that the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and establish the terms of the offering of the shares of Common Stock and related matters and, when such shares have been issued and sold by the Company in the manner contemplated by the Registration Statement and the Plan and in accordance with such action of the Board of Directors of the Company, such shares will be validly issued, fully paid and nonassessable.

We have assumed that, at or prior to the time of the delivery of any of the Common Stock, (a) the Registration Statement, including any amendments thereto (including post-effective amendments), will have been declared effective by the Commission under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings with respect thereto shall have been commenced or threatened, (b) the Company will have a sufficient number of authorized but unissued shares of Common Stock under the Amended and Restated Certificate of Incorporation of the Company at the time of such issuance, (c) the Board of Directors of the Company shall not have rescinded or otherwise modified the authorization of the Common Stock, (d) there shall not have occurred any change in law materially adversely affecting the power of the Company to offer and sell the Common Stock or the validity of the Common Stock, (e) none of the Common Stock will be transferred in violation of the provisions of the Amended and Restated Certificate of Incorporation of the Company relating to restrictions on ownership and transfer of capital stock and (f) the issuance and delivery of, and the performance of the Company’s obligations under, such Common Stock will not require any Governmental Approval or Governmental Registration (each as defined below) or violate or conflict with, result in a breach of, or constitute a default under, (i) any agreement or instrument to which the Company or any of its affiliates is a party or by which the Company or any of its affiliates or any of their respective properties may be bound (including the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company), (ii) any Governmental Approval or Governmental Registration that may be applicable to the Company or any of its affiliates or any of their respective properties, (iii) any order, decision, judgment or decree that may be applicable to the Company or any of its affiliates or any of their respective properties or (iv) any applicable law (other than the federal law of the United States of America and the General Corporation Law of the State of Delaware as of the date hereof).  As used in this paragraph, “Governmental Approval” means any authorization, consent, approval, license or exemption (or the like) of or from any governmental unit, and “Governmental Registration” means any registration or filing (or the like) with, or report or notice (or the like) to, any governmental unit.

This opinion is limited to the General Corporation Law of the State of Delaware as in effect on the date hereof.

Pacific Asia Petroleum, Inc.
July 22, 2009

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                                 Very truly yours,

                    /s/ Pillsbury Winthrop Shaw Pittman LLP